SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): December 15, 2015

One Horizon Group, Inc.

 (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Delaware	000-10822	46-3561419
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

T1-017 Tierney Building, University of Limerick, Limerick, Ireland.
 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

+353-61-518477
 (ISSUER TELEPHONE NUMBER)

Copies to:

Hunter Taubman Fischer LLC
1450 Broadway, 26th Floor
New York, NY 10018

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see  General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5-Corporate Governance and Management

Item 5.07. Submission of Matters to a Vote of Security Holders

On December 15, 2015, we held an annual shareholder meeting for the fiscal year ended December 31, 2014. A total of 14,570,988 shares were voted in person or by proxy, representing 41.57% of the 35,045,423 shares entitled to be voted as of the record date, November 20, 2015.

All of our directors were re-elected at the meeting pursuant to the following votes:

Name of Directors	Voted For (Shares)	Withheld (Shares)
Brian Collins	13,087,649	18,684
Martin Ward	13,087,599	18,734
Nicholas Carpinello	13,087,449	18,884
Richard Vos	13,087,799	18,534
Robert Law	13,087,449	18,884
Robert Vogler	13,087,436	18,897

The re-appointment of Peterson Sullivan LLP as our independent accountants to audit our financial statements as of December 31, 2015 and for the fiscal year then ending was approved and ratified pursuant to the following votes:

Voted For (Shares)	Voted Against (Shares)	Abstain	Broker Non-Votes
14,558,350	9,342	3,296	0

There were also 1,464,655 broker non-votes, which have no impact on the routine proposals; brokers are not entitled to vote on non-routine matters.

Item 8	Regulation FD Disclosure.

On December 16, 2015, we issued a press release announcing that we have been featured in a Microsoft case study for choosing Microsoft Azure as the base architecture on which to deploy its revolutionary VoIP platform. A copy of the press release is attached hereto as Exhibit 99.1.

Copies of the press release shall not be considered as an offer to sell or a solicitation of an offer to buy any securities of the Company in any jurisdiction where the offer or sale is not permitted. In addition, such materials shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(a)—(c) Not applicable.

(d)	Exhibits:

Exhibit No.	Description
99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONE HORIZON GROUP, INC.

Date: December 16, 2015	By:	/s/ Brian Collins
Brian Collins
Chief Executive Office and President